OSHKOSH TRUCK CORPORATION
                            (a Wisconsin corporation)

                      1990 Incentive Stock Plan, as amended
                            Nonqualified Stock Option


   Optionee:

   Optionee's Address:


   Date of Grant:

   Number of Shares:

   Exercise Price Per Share:

   Expiration Date:


             Oshkosh Truck Corporation and the above-named Optionee hereby agree as follows:

             1. Grant of Nonqualified Stock Options. In consideration of the employment of the Optionee, Oshkosh Truck Corporation, a Wisconsin corporation (hereinafter called the "Corporation"), grants to the Optionee the option (the "Option") to purchase the number of shares of Class B Common Stock, one cent ($.01) par value per share, of the Corporation set forth above for an amount equal to the Exercise Price per Share, set forth above, all on the terms and conditions hereinafter stated. The Option is intended to be other than an incentive stock option within the meaning of
   Section 422A of the Code.

             2. Plan. The Option is granted under and pursuant to the Oshkosh Truck Corporation 1990 Incentive Stock Plan, as amended, adopted April 9, 1990 and amended April 25, 1994 (herein called the "Plan") and is subject to each and all of the provisions thereof, a copy of which Plan has previously been furnished or made available to the Optionee. All capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Plan.

             3. Exercise of Option. Subject to the conditions stated herein, the right to exercise the Option shall accrue as to one-third (1/3) of the shares on each of the first three (3) anniversaries of the date of grant set forth above. No partial exercise of the Option may be for less than one hundred (100) share lots or multiples thereof.

             In the event of a Change of Control, and pursuant to Subsection
   10.2 of the Plan, if any portion of the Option has not theretofore become exercisable, the Option shall become immediately exercisable in full; provided, however, that if the Optionee is also a director of the Corporation, a Ten Percent Shareholder, or an officer of the Corporation or a Subsidiary subject to Section 16 of the Act, the Option shall not be exercisable until at least six months have elapsed from the Date of Grant.

             In the event that the Optionee's employment with the Corporation or its Subsidiaries terminates by reason of death, Disability or Retirement, the Option shall become immediately exercisable in full, to the extent that the Option had not theretofore become exercisable. In the event that the Optionee's employment with the Corporation or its Subsidiaries terminates for any reason other than death, Disability or Retirement prior to the date on which the Option becomes fully exercisable, the Optionee's right to exercise the Option granted hereunder shall be forfeited to the extent it was not exercisable on the date of such termination. If the receipt of any payment by a Participant under the circumstances described in Subsection 10.2 of the Plan would result in the payment by the Participant of any excise tax provided for in Section 280G and Section 4999 of the Code, then the amount of such payment shall be reduced to the extent reguired to prevent the imposition of such excise tax.

             4.   Term of Option.  The term of this Option shall expire ten
   (10) years and one (1) month from the Date of Grant or three (3) months after the termination of the Optionee's employment with the Corporation or its Subsidiaries, whichever occurs first, subject to the following provisions:

             (a) If the termination of employment is caused by the Optionee's death, this Option may be exercised in full, to the extent it had not previously been exercised, within twelve (12) months after the Optionee's death by the Optionee's executors or administrators or by any person or persons who shall have acquired the Option directly from the Optionee by will or by the laws of descent and distribution.

             (b) If the termination of the Optionee's employment is caused by the Optionee's Disability, this Option may be exercised in full, to the extent it had not previously been exercised, within twelve (12) months after the Optionee's Disability by the Optionee or the Optionee's guardian or other legal representative.

   Notwithstanding any other provision of this Agreement to the contrary, the Option shall not be exercisable after ten (10) years and one (1) month from the Date of Grant.

             5. Notice of Exercise of Option. The Optionee or the Optionee's representative may exercise this Option by giving written notice to the Corporation at 2307 Oregon Street, P.O. Box 2566, Oshkosh, Wisconsin 54903-2566, Attention: Corporate Secretary, specifying the election to exercise the Option, the number of shares of Stock in respect of which it is being exercised and the form of payment and the number of shares, if any, to be surrendered as part of the Exercise Price. The Optionee or the Optionee's representative shall deliver to the Corporate Secretary, at the time of giving such notice, payment in a form that conforms to the requirements of section 6 hereof for the full amount of the Exercise Price of the shares of Stock as to which this Option is exercised.

             The notice shall be signed by the person or persons exercising this Option, and in the event this Option is being exercised by the representative of the Optionee, it shall be accompanied by proof satisfactory to the Corporation of the right of the representative to exercise the Option. No share of stock shall be issued until payment therefor has been made. The Corporation shall thereafter cause to be issued a certificate or certificates for the shares of Stock as to which this Option shall have been so exercised, registered in the name of the person or persons so exercising the Option, and cause such certificate or certificates to be delivered to or upon the order of such person or persons.

             6. Payment for Stock. At the time of giving notice of exercise pursuant to section 5 hereof, the Optionee or the Optionee's representative shall deliver to the Corporate Secretary payment for the amount of the Exercise Price of the shares of Stock as to which the Option is being exercised:

             (a)  In United States dollars;

             (b) By the surrender of shares of Stock in good form for transfer, owned by the person exercising this Option and having an aggregate Fair Market Value on the date of exercise equal to the Exercise Price; or

             (c) In any combination of cash and shares of Stock, if the total of the cash so paid and the Fair Market Value of the shares of Stock so surrendered equals the Exercise Price of the shares of Stock with respect to which this Option is being exercised.

             7. Withholding Tax. In the event the Corporation determines that it is required to withhold state or Federal income tax or FICA tax as a result of the exercise of the Option, as a condition to the exercise of the Option, the Optionee will make arrangements satisfactory to the Corporation to enable it to satisfy such withholding requirements.

             8. Legality of Issuance. No shares of Stock shall be issued upon the exercise of any Option unless and until the Corporation has determined that:

             (a) It and the Optionee have taken all actions required to register the shares of Stock under the Securities Act of 1933, as amended (the "Securities Act"), or to perfect an exemption from the registration requirements thereof;

             (b) Any applicable requirements of any stock exchange on which the Stock is listed or market on which the Stock is quoted have been satisfied; and

             (c) Any other applicable provision of state or Federal law has been satisfied.

   The Corporation shall not be obligated pursuant to the terms of this Agreement to register the shares of Stock under the Securities Act.

             9. Restrictions on Transfers. Regardless of whether the offering and sale of shares of Stock acquired under the Plan have been registered under the Securities Act, or have been registered or qualified under the securities laws of any state, the Corporation may impose restrictions upon the sale, pledge or other transfer of such shares of Stock (including the placement of appropriate legends on stock certificates) if, in the judgment of the Corporation and its counsel, such restrictions are necessary or desirable in order to achieve compliance with the provisions of the Securities Act, the securities laws of any state or any other law. In the event that the sale of shares of Stock under the Plan is not registered under the Securities Act but an exemption is available which requires an investment representation or other representation, the Optionee represents and agrees that the shares of Stock to be acquired pursuant to the exercise of an Option hereunder shall be acquired for investment, and not with a view to the sale or distribution thereof. Stock certificates evidencing shares of Stock acquired under the Plan pursuant to an unregistered transaction shall bear the following or a similar restrictive legend as required or deemed advisable under the provisions of any applicable law:

             "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (`SECURITIES ACT'). ANY TRANSFER OF SUCH SECURITIES WILL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT IS IN EFFECT AS TO SUCH TRANSFER OR IN THE OPINION OF COUNSEL FOR THE ISSUER SUCH REGISTRATION IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE SECURITIES ACT."

             10. Stockholder Approval. The amended Plan, and therefore the grant of Options hereunder, are subject to the approval of the holders of Class A Common Stock of the Corporation at the next annual meeting of Stockholders. [include only for September 1994 grants]

             11. Removal of Legends. If, in the opinion of the Corporation and its counsel, any legend placed on a stock certificate representing shares of Stock sold under the Plan is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of shares of Stock but lacking such legend.

             12. No Right to Continued Employment. This grant shall not confer upon the Optionee any right with respect to continuance of employment by the Corporation or any Subsidiary nor shall it interfere in any way with the right of his employer to terminate such employment at any time, subject to the terms and conditions of any other agreements between the Corporation and the Optionee.

             13.  Miscellaneous.

             (a) Entire Agreement. This Agreement and the Plan together constitute the entire agreement between the parties hereto with respect to the subject matter hereof and thereof, and there have been and are no restrictions, promises, agreements or covenants between the parties other than those set forth or provided for herein.

             (b) Assignment. Except as specifically provided herein or in the Plan, neither this Agreement nor any of the rights, interests or obligations contained herein shall be assigned by either of the parties hereto without the prior written consent of the other party, and any attempted assignment without such written consent shall be null and void and without legal effect. Subject to the foregoing sentence, this Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their permitted successors and assigns.

             (c) Amendment or Modification. No term or provision of this Agreement may be amended, modified or supplemented orally, but only by an instrument in writing signed by the party against which or whom the enforcement of the amendment, modification or supplement is sought.

             (d) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

             (e) Governing Law. This Agreement shall be governed by the internal laws of the State of Wisconsin as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

             IN WITNESS WHEREOF, the Corporation has caused this Agreement to be duly executed, and the Optionee has executed this Agreement, all as of the day and year first above written.

                                      OSHKOSH TRUCK CORPORATION



                                      By __________________________
                                                          Title


                                      Attest: _____________________


             The undersigned Optionee hereby accepts the Option granted hereunder and designates ________________________ as the beneficiary to whom the Option may be transferred in the event of my death. I understand that the foregoing des ignation may be revoked by me in writing at any time under Subsection 8.1 of the Plan and that if no designation is in effect at the time of my death the Option shall be transferred to my estate.



                                      _____________________________
                                      [Optionee]